Exhibit 99.1

byNordic Acquisition Corporation Announces Extension of Deadline to Complete Business Combination

New York, NY, April 14, 2025 (GLOBE NEWSWIRE) -- byNordic Acquisition Corporation (“BYNO” or the “Company”), a special purpose acquisition company, announced today that the Company has timely deposited into the Company’s trust account (the “Trust Account”), an aggregate of $40,312, in order to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from April 12, 2025 to May 12, 2025 (the “Extension”). The Extension is the nineth of up to twelve (12) one-month extensions permitted under the August 8, 2024 amendment to the Company’s Amended and Restated Certificate of Incorporation that allows the Company’s board of directors, in its sole discretion and without another stockholder vote, to elect to extend the termination date by one additional month each time up until August 12, 2025, or the closing of the Company’s initial business combination.

About byNordic Acquisition Corporation

byNordic Acquisition Corporation, led by Chief Executive Officer Michael Hermansson, is a special purpose acquisition company formed with the purpose of entering into a business combination with one or more businesses. While the Company may pursue an initial business combination with a company in any sector or geography, it intends to focus its search on high technology growth companies based in the northern part of Europe.

Forward Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

byNordic Acquisition Corporation Contact:

Michael Hermansson

+46 707 294100

ir@bynordic.se